UNITED STATES SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Filed by a party other than Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

WCI COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

0

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

April 20, 2004

To Our Shareholders:

      You are invited to attend the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of WCI Communities, Inc. (the “Company” or “WCI”) to be held on Thursday, May 20, 2004, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, at 10:00 a.m. (EDT).

      Following this letter is the formal notice of the Annual Meeting and a proxy statement describing the matters to be acted upon at the Annual Meeting. Shareholders also are entitled to vote on any other matters which properly come before the Annual Meeting.

      While some of our shareholders may exercise their right to vote their shares in person, we recognize that most of you will be unable to attend the Annual Meeting. Accordingly, enclosed is a proxy card that will enable you, as a shareholder, to vote your shares on the matters to be considered at the Annual Meeting, even if you are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management’s recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

      NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT. PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

Sincerely,

/s/ ALFRED HOFFMAN, JR.

Alfred Hoffman, Jr.
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 20, 2004
INFORMATION ABOUT OUR ANNUAL MEETING
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS Thursday, May 20, 2004
GENERAL INFORMATION
INFORMATION ON THE GOVERNANCE OF THE COMPANY AND BOARD MATTERS
CODE OF BUSINESS CONDUCT AND ETHICS
BOARD INDEPENDENCE
BOARD COMMITTEES
AUDIT COMMITTEE
NOMINATING/CORPORATE GOVERNANCE COMMITTEE
EXECUTIVE COMPENSATION COMMITTEE
ATTENDANCE AT BOARD MEETINGS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
RESIGNATION FROM THE BOARD
SHAREHOLDER PROPOSALS
PROPOSALS FOR CONSIDERATION BY SHAREHOLDERS PROPOSAL ONE ELECTION OF DIRECTORS
Director Information
INFORMATION ON DIRECTOR COMPENSATION
PROPOSAL TWO APPROVAL OF THE 2004 STOCK INCENTIVE PLAN OF WCI COMMUNITIES, INC.
COMPANY INFORMATION COMPANY PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN OF WCI COMMON STOCK, THE S&P 500 INDEX AND A SELECTED PEER GROUP
INDEPENDENT PUBLIC ACCOUNTANT FEES (Principal Accountant)
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS
OTHER MATTERS
EXHIBIT “A”
EXHIBIT “B”
NOMINATING/CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
EXHIBIT “C”
2004 STOCK INCENTIVE PLAN OF WCI COMMUNITIES, INC.
2004 STOCK INCENTIVE PLAN OF WCI COMMUNITIES, INC.

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 20, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of WCI Communities, Inc. (the “Company” or “WCI”)) will be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, on Thursday, May 20, 2004, at 10:00 a.m. (EDT) to consider and act upon the following matters:

1. the election of three Class II Directors for three year terms expiring in 2007;

2. the approval of the Stock Incentive Plan; and

3. such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

      Only shareholders of record at the close of business on March 26, 2004, the record date, will be entitled to vote at the Annual Meeting.

      Management and the Board of Directors respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ VIVIEN N. HASTINGS

Vivien N. Hastings
Senior Vice President, Secretary
and General Counsel

April 20, 2004

      Shareholder List. The List of Shareholders as of the record date will be kept in the Corporate Offices of the Company, located at 24301 Bonita Springs, Florida for ten (10) days prior to the meeting date for review by Shareholders. Any Shareholder wishing to review the list is requested to call Vivien Hastings, at 239-498-8605.

INFORMATION ABOUT OUR ANNUAL MEETING

Who is soliciting my vote?

      The Board of Directors of WCI Communities, Inc. is soliciting your vote for our 2004 Annual Meeting of Shareholders.

What am I being asked to vote on?

      You are being asked to vote on:

•	the election of three directors to our Board of Directors; and

•	the approval of the Stock Incentive Plan.

What is the record date for the Annual Meeting?

      March 26, 2004 at 5:00 p.m. (EST) the record date for determining those shareholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

      You have one vote for every share of common stock that you owned on the record date.

How many votes can be cast by all shareholders?

      A total of 43,888,636 votes may be cast, which is the total number of shares of common stock outstanding as of the record date.

How many votes must be present to hold the Annual Meeting?

      A majority of the votes that may be cast, or 21,994,319 votes, is needed to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that enough votes will be present to hold the Annual Meeting.

How do I vote?

      You may vote at the Annual Meeting by proxy or in person.

      If you are a holder of record (that is if your shares are registered in your own name with our transfer agent, Computershare Investor Services LLC), you must vote by using the enclosed proxy card. You must sign and date the proxy card and return it in the enclosed postage paid envelope.

      If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

      If you want to vote in person at the meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy to the Annual Meeting.

How many votes will be required to elect a director or to adopt the proposals?

•	Pursuant to the Company’s By-Laws, when a quorum is present at the Annual Meeting, a majority in voting power of the stock present in person or represented by proxy and entitled to vote will elect the directors to the Board of Directors.

•	Also, when a quorum is present at the Annual Meeting, a majority of the stock present in person or represented by proxy and entitled to vote will approve the Stock Incentive Plan.

•	Likewise when a quorum is present at the Annual Meeting a majority of the stock present in person or represented by proxy and entitled to vote will adopt any other proposals presented at the Annual Meeting.

Can I change or revoke my vote?

      Yes.

•	If you are a holder of record, to change your vote you should send in a new proxy card with a later date. If you hold your shares in street name, please refer to the information on the voting instruction form forwarded to you with the proxy card.

•	If you hold your shares in your name and you attend the Annual Meeting and vote in person, your vote will change any previously submitted proxy.

•	If you wish to revoke rather than change your vote, we must receive a written revocation prior to the vote. A written revocation must be sent to:

Vivien N. Hastings, Corporate Secretary,

WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134

Could other matters be decided at the Annual Meeting?

      Our By-Laws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Can I view WCI Communities, Inc. proxy materials electronically?

      This Proxy Statement and the 2003 Annual Report are posted on our website, at www.wcicommunities.com, at our “Investors” tab. You can also use this website to view our other filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

How can I obtain copies of WCI Communities, Inc. Corporate Governance documents?

      You may obtain a copy of our Corporate Governance Guidelines, the charters for our Board Committees and our Code of Business Conduct and Ethics by contacting Steve Zenker, Vice President, Investor Relations, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, by e-mail at stevezenker@wcicommunities.com, or on the Company’s website, www.wcicommunities.com, at the “Investor” tab.

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 20, 2004

GENERAL INFORMATION

      This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of WCI Communities, Inc. (the “Company” or “WCI”) to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, on Thursday, May 20, 2004, at 10:00 a.m. (E.D.T.), and any postponements or adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the “Proxy Materials,” are first being sent to shareholders on or about April 20, 2004.

Voting Rights

      Holders of shares of the Company’s common stock, $.01 par value (the “Common Stock”), at the close of business on March 26, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of March 26, 2004, approximately 43,888,636 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of 21,944,319 shares of Common Stock outstanding constitutes a quorum for transacting business at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Voting

      Registered shareholders will be voting on the proposals before the shareholders by returning the paper Proxy Cards included with this Proxy Statement. Shareholders holding shares in “street name” will be voting in the manner specified by their broker.

Voting Proxies

      Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy card, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement and FOR approval of the Stock Incentive Plan. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

      Management and the Board of Directors of the Company know of no other matters to be brought before the Annual Meeting. If other matters are properly presented to the shareholders for action at the Annual Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxy

      The giving of the enclosed proxy does not preclude the right of a shareholder to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to Vivien N. Hastings, the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

Costs of Solicitation

      All costs of solicitation will be borne by the Company. The solicitation is to be conducted principally by mail and may be supplemented by telephone and personal contacts by ADP Investor Communication Services, Inc. and Georgeson Shareholder, a Computershare Company, for which the Company will pay approximately $8,100. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Annual Report

      The Company’s 2003 Annual Report to Shareholders, including the Company’s 2003 audited financial statements (the “Annual Report”), is enclosed with these Proxy Materials. The 2003 Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

INFORMATION ON THE GOVERNANCE OF THE COMPANY
AND BOARD MATTERS

      The business and affairs of the Company are managed under the direction of the Board of Directors, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. Its practices align management and shareholder interests. Highlights of our corporate governance practices are described below. For further information please refer to the corporate governance section of our website, www.wcicommunities.com, at the “Investors” tab.

CODE OF BUSINESS CONDUCT AND ETHICS

      The Board of Directors of the Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to the Company’s directors, officers and employees, including without limitation the Company’s Chief Executive Officer and senior financial officers (including the Chief Financial Officer, Chief Accounting Officer, Corporate Controller and persons performing similar functions). The Code is posted on the Company’s website, www.wcicommunities.com, at the “Investors” tab. Any change, waiver, implied waiver or amendment to the Code will be disclosed promptly to the public on the Company’s website to the extent required by, and in accordance with, the rules and regulations of the SEC and applicable New York Stock Exchange requirements.

BOARD INDEPENDENCE

      The Board of Directors affirmatively has determined that the following Directors are independent and have no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The independent Directors are:

Hilliard M. Eure, III

F. Philip Handy
Lawrence L. Landry
Thomas F. McWilliams
Jay Sugarman
Stewart Turley

      If elected as a director, Kathleen M. Shanahan would qualify as an “independent” director in accordance with the Board’s Corporate Governance Guidelines and the Board’s procedures for determining director independence.

      Jay Sugarman has advised the Board that he will resign from the Board effective as of May 20, 2004 and will not stand for re-election as a Class II director at this Meeting. A further discussion of Mr. Sugarman’s resignation can be found below under “Resignation from the Board.”

BOARD COMMITTEES

Standing Committees of the Board

      The Board has three committees: an Audit Committee, an Executive Compensation Committee and a Nominating/ Corporate Governance Committee.

AUDIT COMMITTEE

      The Audit Committee currently consists of Mr. Turley, Mr. Landry, Mr. Handy and Mr. Eure, who serves as the Chair. Each member of the Audit Committee is “independent” for purposes of the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The Board of Directors of the Company in March 2003 and again on February 5, 2004 determined that Mr. Eure qualifies as an independent director and also as an “audit committee financial expert” as that term is defined by the rules and the regulations of the SEC. The Board of Directors adopted a revised Charter for the Audit Committee on February 5, 2004. The revised Charter as adopted is attached to this Proxy Statement as Exhibit “A” and is posted on the Company’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Audit Committee are described in its Charter. The Audit Committee met twelve (12) times during 2003.

Audit Committee Report

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, for 2003, PricewaterhouseCoopers LLP (“PWC”), are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed pursuant to the Audit Committee Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

      The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence status.

      Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Selection of Independent Public Accountants

      The Board has not, at this time, selected or recommended an independent public accountant for the fiscal year 2004 due to the fact that an agreement with regard to PWC’s fees has not been reached. The Audit

Committee has directed management to continue to negotiate the fees for services to be provided by PWC for the fiscal year 2004. A decision with regard to whether PWC will continue as the Company’s independent auditor, or if the Company will seek bids for these services from other firms will be made in the near future.

Audit Committee

Hilliard M. Eure, III (Chair)
F. Philip Handy
Lawrence L. Landry
Stewart Turley

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

      Mr. Sugarman served as Chair of the Nominating/ Corporate Governance Committee through April 8, 2004 upon which date F. Philip Handy was selected to serve as the Chair. The other members of the Committee are Mr. Landry and Mr. Turley. The Nominating/ Corporate Governance Committee consists solely of “independent” directors. The Nominating/-Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors; identifying and recommending to the Board of Directors candidates for the Audit Committee and Executive Compensation Committee; and developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company. The Board of Directors adopted a revised Charter for the Nominating/ Corporate Governance Committee on February 5, 2004. The revised Charter is available on the Company’s website, www.wcicommunities.com, at the “Investors” tab. The Nominating/ Corporate Governance Committee met two (2) times during 2003.

Nomination of Kathleen M. Shanahan for Election as a Director

      The recommendation that the Nominating/ Corporate Governance Committee consider Ms. Shanahan as a director came from Mr. Handy, a non-employee, independent director and Mr. Hoffman, the CEO and a director of the Company. The recommendation was forwarded to Mr. Sugarman as the Chair of the Nominating/ Corporate Governance Committee who, pursuant to Nominating/ Corporate Governance Committee policy and procedure contacted Ms. Shanahan, interviewed her and requested the requisite background check. Mr. Sugarman discussed Ms. Shanahan’s qualifications as a director with the Nominating/ Corporate Governance Committee and the Board, as appropriate, and brought the matter to the Board for approval for inclusion on the ballot for this Annual Meeting.

Process For Identifying And Evaluating Nominees For Directors And

Minimum Qualifications For Director Nominees

Nomination by Shareholders

      The Nominating/ Corporate Governance Committee will consider director nominees recommended by shareholders. The Board and Committee have approved a process for shareholders to submit any nomination for a director at the annual meeting. Pursuant to the Company’s By-Laws, notice of any such nominations is to be delivered to the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The address for such nominations is:

Vivien N. Hastings, Corporate Secretary

WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134

      Pursuant to the Company’s By-Laws and policy adopted by the Nominating/ Corporate Governance Committee and Board of Directors, the notice must include: (i) a statement from the nominee consenting to be named in the proxy and proxy card if selected and consenting to serve on the board if elected; (ii) whether the candidate would qualify as “independent” under the standards set forth in the Corporate Governance Guidelines; (iii) the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in certain legal proceedings, including any involving the Company and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, as is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (iv) information about the shareholder including the amount of his or her holdings of the Company Common Stock and his or her intention to appear at the annual meeting; (v) a description of any transactions and relationships between the nominee and the recommending shareholder, and any transactions and relationships between the nominee and the Company or Company management; (vi) any material proceedings to which the nominee or his/her associates is a party that are adverse to the Company; (vii) whether the nominating shareholder and nominee seek to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by shareholders at large; and (viii) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect. The Committee is entitled to request such additional information as it deems appropriate.

      The Nominating/ Corporate Governance Committee will evaluate candidates recommended by shareholders in a timely manner and in accordance with the Company’s By-Laws.

Director Nominees

      The Nominating/ Corporate Governance Committee is charged with the responsibility of identifying and evaluating nominees believed to be qualified as candidates to serve on the Board and to select, or recommend that the full Board select, the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. When identifying candidates for membership on the Board, the Nominating/ Corporate Governance Committee will consider and evaluate candidates recommended by shareholders, management and directors on an equal basis.

Director Qualifications

      Minimum qualifications of directors include strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board. Other factors the Nominating/ Corporate Governance Committee considers appropriate include: independence from management, age, gender and ethnic background; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background; executive compensation background; and the size, composition and combined expertise of the existing Board. The Nominating Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates.

EXECUTIVE COMPENSATION COMMITTEE

      The Executive Compensation Committee currently consists of Mr. Handy, Mr. Landry, Mr. Sugarman and Mr. Turley, who serves as its Chair. The Executive Compensation Committee consists solely of “independent” directors. During 2003, the Executive Compensation Committee met two (2) times. The Executive Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors on all matters concerning compensation of senior executives and for setting the compensation level for the CEO, based on an evaluation of the CEO’s performance in light of the Company’s goals and objectives relevant to the CEO’s compensation. The Board of Directors adopted a revised Charter for the Executive Compensation Committee on February 5, 2004. A copy of the revised charter adopted is available on the Company’s website, www.wcicommunities.com, at the “Investors” tab.

Report of the Executive Compensation Committee

      The Company’s compensation policies with respect to its executive officers, established by the Executive Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the individual performance of each executive officer, and that a portion of executive officers’ compensation should provide long-term incentives, including stock-based incentives. It is the policy of the Executive Compensation Committee to set executive compensation at levels that are sufficiently competitive so that the Company will attract, retain and motivate the highest quality individuals to contribute to the Company’s goals, objectives and overall financial success. Methods of compensation are designed to provide incentives for executive performance that results in continuing improvements in the Company’s financial results or condition, over both the short-term and the long-term, and to encourage continued service to the Company.

      The compensation program is comprised of two elements: (1) an annual salary and possible short-term incentive awards in the form of cash bonuses or Common Stock, and (2) a long-term incentive program (including stock-based incentives) where the level of compensation is dependent on the performance of the Company’s Common Stock. The details of this compensation program for WCI executive officers, with specific discussion of the programs applicable to the Chief Executive Officer (“CEO”), are set out below.

      The Executive Compensation Committee approves compensation for senior executives based upon recommendations from the CEO and President, evaluation of the individual performance of each executive officer and by marketplace valuations of comparable executives.

      The Company has a Management Incentive Compensation Plan that provides its executive officers, other than the President/ Chief Operating Officer, with the opportunity to receive a cash bonus based on the Company’s annual performance. The targeted awards are equal to 40% to 100% of each executive officer’s salary and are formula-driven based on the degree to which certain divisional and Company performance and financial targets are achieved. However, the actual bonus can range from 0% to 160% depending upon the Company’s achievement of financial objectives against its business plan. The President/ Chief Operating Officer’s targeted bonus is 200 percent of his salary. However, his actual bonus can range from 0% to 320% depending upon the Company’s achievement of financial objectives against its business plan. These targets are proposed by the Chief Executive Officer or President/ Chief Operating Officer, subject to approval by the Executive Compensation Committee, at the beginning of each year.

      The Executive Compensation Committee also uses long-term, stock-based incentives to provide compensation to executive officers that are linked directly to the performance of the Common Stock. These incentives are designed and intended to link management and shareholder interests and to motivate executive officers to make long-term decisions and investments that will serve to increase the long-term total return to shareholders. Vesting requirements contained in the option grants serve as an additional long-term incentive to retain the executive officers. The Executive Compensation Committee considers various factors, including recommendations from the CEO and President/ Chief Operating Officer, in granting such incentives to executive officers.

      The Company has entered into severance agreements with Mr. Starkey and Mr. Dietz and certain of our other senior vice presidents. The severance agreements relating to Mr. Starkey and Mr. Dietz provide that, in the event of a change in control, if either is terminated without cause or if his duties are materially changed, then he will receive one (1) year’s salary in exchange for an agreement not to solicit any of the Company’s employees for one (1) year after they are terminated and, at the option of Mr. Starkey or Mr. Dietz, as the case may be, he will receive an additional two years salary if he executes a non-compete agreement whereby he agrees for twelve (12) months not to accept employment with certain builders or developers. The severance agreements entered into with certain of our senior vice presidents provide that, in the event of a change of control, they will receive six (6) months salary if they are terminated without cause or if their duties are materially changed, provided that they agree not to solicit any of the Company’s employees for one (1) year after termination, and, at their option, they will receive an additional year’s salary if they execute a non-compete agreement which will be effective for nine (9) months.

      The Company’s executive compensation is intended to provide compensation that will be exempt from the limitations on deductibility imposed under the Internal Revenue Code, Section 162(m).

CEO Compensation and Employment Agreement

      Mr. Hoffman’s base salary for 2003 was $1,200,000 and he earned a bonus of $2,400,000. His base salary was based on a January 1999 employment agreement with the Company, pursuant to which he is employed as its Chief Executive Officer for four (4) years ending on December 31, 2002. The agreement automatically renews for successive one-year terms unless either Mr. Hoffman or WCI notifies the other party to the contrary. Mr. Hoffman did not notify WCI, nor did WCI notify Mr. Hoffman, during 2003 that his employment would be terminated. Therefore, the employment agreement automatically renewed on January 1, 2004.

      In the event Mr. Hoffman’s employment is terminated without cause or upon the death or disability of Mr. Hoffman, the Company shall continue to pay Mr. Hoffman (or his estate, as the case may be) at an annual rate equal to his then rate of base compensation for a period equal to (a) the balance of the then current term of employment, plus (b) the next renewal term, but only if notice of termination is given after a non-renewal date and neither WCI nor Mr. Hoffman has given notice of non-renewal by the date of such notice of termination. In the event the Board of Directors institutes material changes in the powers, duties, working conditions or reporting responsibilities of Mr. Hoffman, he may terminate the employment relationship and the Company shall continue to pay Mr. Hoffman at an annual rate equal to his then rate of base compensation for a period equal to the greater of (a) the balance of the then current term of employment, plus the next renewal term, but only if such involuntary termination occurred after a non-renewal date and neither the Company nor Mr. Hoffman had given notice of non-renewal prior to such involuntary termination, or (b) thirty (30) months after the date of such involuntary termination.

      Further, Mr. Hoffman may terminate his employment and become a consultant to WCI, after providing notice of his intention to do so. The Board of Directors of WCI has the right to approve or not approve of Mr. Hoffman’s election to act as a consultant. If Mr. Hoffman becomes a consultant, he will be paid consulting compensation equal to 50% of his then aggregate annual compensation. Any consulting period will end on June 30, 2005.

      The Executive Compensation Committee approved a cash bonus of $2,400,000 in 2003, based upon the level of achievement of certain objectives by the Company. Mr. Hoffman’s targeted bonus is 200% of his salary. However, his actual bonus can range from 0% to 320% depending upon the Company’s achievement of financial objectives against its business plan.

      The Executive Compensation Committee has sole discretion in approving Mr. Hoffman’s annual bonus. The Executive Compensation Committee has reviewed goals and objectives relevant to the CEO and performance of the CEO in light of these criteria and, based on such evaluation, has reviewed and approved the annual salary, bonus, stock-based incentives and other benefits, direct and indirect, of the CEO.

Executive Compensation Committee

Stewart Turley (Chair)
F. Philip Handy
Lawrence L. Landry
Jay Sugarman

ATTENDANCE AT BOARD MEETINGS

      In 2003, all of the Company’s directors except for F. Philip Handy attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served. Mr. Handy attended four of the five scheduled Board of Director meetings during 2003.

Board Meetings During 2003

      During 2003, the Board of Directors held five (5) meetings. The directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In addition, the Board conducted regularly scheduled Executive Sessions without management present. The Board does not have a procedure for selecting a presiding director for these Executive Sessions. The method for interested parties to communicate with the outside directors of the Board is disclosed below under “Communications with the Board of Directors.”

Annual Meeting Attendance Policy

      It is the Company’s policy to encourage all directors to attend the Annual Meeting of Shareholders and to require, absent unusual circumstances, that the directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the nominees up for election at the 2003 Annual Meeting of Shareholders and all eight (8) of the Company directors attended the 2003 Annual Meeting of Shareholders, held May 23, 2003.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board provides a process for interested parties, including shareholders, to send written communications to the Board or any of the independent directors. Interested parties, including shareholders, may send written communications to the Board or any of the independent directors c/o Steve Zenker, Vice President, Investor Relations, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. All communications will be compiled by Mr. Zenker and submitted to the Board or the individual directors on a periodic basis.

RESIGNATION FROM THE BOARD

      Jay Sugarman has advised the Board of Directors that he will resign from the Board effective as of May 20, 2004, and will not stand for re-election as a Class II Director. Mr. Sugarman is not resigning as a result of any disagreements relating to the Company’s operations, policies or practices, but rather as a result of his responsibilities as Chief Executive Officer of iStar Financial Inc., a publicly-traded finance company.

SHAREHOLDER PROPOSALS

      In accordance with the rules promulgated by the SEC, shareholders are able to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 2005 Annual Meeting of Shareholders, provided that such proposals must be received by the Company by January 20, 2005, which represents 120 days prior to the first anniversary of the 2004 Annual Meeting date and a reasonable time prior to the printing of the Company’s proxy materials for its 2005 Annual Meeting of Shareholders. Any such proposal should be submitted in writing to the Secretary of the Company at the principal executive offices of the Company.

      In addition, the Company’s By-Laws require that in order for any business to be brought properly before any meeting of shareholders, including nominations for the election of directors, a shareholder must provide written notice delivered to the Secretary of the Company at the principal offices of the Company no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting of the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSALS FOR CONSIDERATION

BY SHAREHOLDERS

PROPOSAL ONE

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation requires our Board of Directors to consist of at least three (3) members, and provides for three classes of directors, each class serving for a three-year term, with one class being elected each year by our shareholders.

      The Board of Directors currently consists of nine (9) members, including three (3) Class I Directors whose terms expire in 2006, three (3) Class II Directors whose terms expire in 2004, and three (3) Class III Directors whose terms expire in 2005. At the Meeting, three (3) Class II Directors are to be elected each to three (3) year terms expiring in 2007. The nominees for the Class II Directors are F. Philip Handy, Jerry L. Starkey and Kathleen M. Shanahan. Mr. Handy and Mr. Starkey presently serve on the Board of Directors of the Company.

      Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Mr. Handy, Mr. Starkey and Ms. Shanahan. Management and the Board of Directors are not aware of any reasons which would cause Mr. Handy, Mr. Starkey or Ms. Shanahan not to be qualified to serve as directors. If Mr. Handy, Mr. Starkey or Ms. Shanahan become disqualified, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

      The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Meeting will be required for the election of Mr. Handy, Mr. Starkey and Ms. Shanahan to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

MR. HANDY, MR. STARKEY AND MS. SHANAHAN AS DIRECTORS

      Below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term will continue after the Meeting:

		Director
Name	Age	Since	Term Expires		Position(s) with Company

Don E. Ackerman	70	1995	2006		Director and Chairman of the Board
Hilliard M. Eure, III	68	2003	2005		Director
F. Philip Handy	60	1999	2004		Director
Alfred Hoffman, Jr.	70	1995	2005		Director and Chief Executive Officer
Lawrence L. Landry	60	1999	2006		Director
Thomas F. McWilliams	61	2004	2006		Director
Kathleen M. Shanahan	44	(1)		(1)
Jerry L. Starkey	44	2001	2004		Director, President and Chief Operating Officer
Stewart Turley	69	1999	2005		Director

(1)	Ms. Shanahan has been nominated for election as a Class II Director at the 2004 Annual Meeting of Shareholders. If elected, this will be her first term as a Director on the Board.

Director Information

      Don E. Ackerman is the Chairman of the Board of Directors of WCI. From July 24, 1995 until the merger of WCI Communities Limited Partnership and Florida Design Communities under the name WCI Communities, Inc. effective as of June 1999 (the “Merger Date”), Mr. Ackerman served as Chairman of the

Board of Directors and Executive Vice President of WCI Communities Limited Partnership. From 1985 until the Merger Date, Mr. Ackerman also served as a Director of Florida Design Communities. He is also a Director of Courtyards at Sun City Center, Inc., Sun City Center Office Plaza, Inc., Sun City Center Land Company and Aston Care Systems, Inc. From 1967 until 1991, Mr. Ackerman was a partner at J.H. Whitney & Co., a venture capital firm. Mr. Ackerman has served as the Chief Executive Officer of Aston Care Systems, Inc. since April 2002 and is the Chief Executive Officer of Chandelle Ventures, Inc., a private investment company.

      Hilliard M. Eure, III, was elected to the Board in January 2003. In November 2003, Mr. Eure joined the Board of Directors and Audit Committee of FPPC, a not-for-profit company developing technologies for nutrient management. Mr. Eure was a member of the Board of Directors, Audit Committee, and/or Chairman of the Board of WEDU, a public broadcasting station, from 1991 through 2001. Mr. Eure was the Managing Partner of the Tampa Bay Practice of KPMG (formerly Peat, Marwick, Mitchell & Co.) from July 1977 until June 1993 and an audit partner in Atlanta and Greensboro, NC from 1968 through 1976.

      F. Philip Handy has been a Director of WCI since 1999. Mr. Handy is the Chief Executive Officer of Strategic Industries and the Chairman and President of Winter Park Capital Company, a private investment firm that he founded. From June 1997 until December 1998, Mr. Handy was managing partner of Equity Group Investments, a private investment firm. Mr. Handy also serves on the board of Anixter International, and Rewards Network, Inc. He also serves as Chairman of the Florida Board of Education.

      Alfred Hoffman, Jr. is the Chief Executive Officer and a Director of WCI. From July 24, 1995 until the Merger Date, Mr. Hoffman served as a Director and Chief Executive Officer of WCI Communities Limited Partnership. From 1985 until the Merger Date, Mr. Hoffman also served as Chief Executive Officer and Chairman of the Board of Directors of Florida Design Communities. He also served as President of Florida Design Communities from 1985 to 1989 and from 1993 to 1994. Mr. Hoffman is Chief Executive Officer and Chairman of the Board of Directors of Florida Lifestyle Management Company, Courtyards at Sun City Center, Inc. and Sun City Center Office Plaza, Inc. He also is a Director of Aston Care Systems, Inc. From 1975 to 1985, Mr. Hoffman was a private developer in the Tampa Bay area.

      Lawrence L. Landry has been a Director of WCI since 1999. From July 24, 1995 until August 1998, Mr. Landry served as a Director of WCI Communities Limited Partnership. From January 1996 until March 1999, Mr. Landry served as a Director of Florida Design Communities. Mr. Landry is the President and Chief Executive Officer of Westport Advisors, Ltd., which is the general partner of Westport Senior Living Investment Fund L.P. From February 1989 until June 1998, Mr. Landry was the chief financial and investment officer of the John D. and Catherine T. MacArthur Foundation. The MacArthur Foundation was a major stockholder of WCI from 1995 until 2003. Mr. Landry is a member of the Board of Trustees of Clark University and also serves on the Board of Directors of Greystone Communities, Inc.

      Thomas F. McWilliams was elected to the Board of Directors on February 5, 2004, to fill a vacant Class II position. Mr. McWilliams previously served as a Director of WCI from March 1999 until July 2002 as the designee of Citicorp Venture Capital, Ltd. (“CVC”). Mr. McWilliams joined CVC in March 1983. He has been a member of CVC’s investment committee since 1984 and is currently a director of the following companies: Merchants Metals Holding Co.; Polar Corporation; Royster-Clark Group; Strategic Industries; and Euramax International.

      Stewart Turley has been a Director of WCI since 1999. Mr. Turley was Chairman of the Board and Chief Executive Officer of Eckerd Corporation for 22 years before retiring in 1997. At Eckerd’s he held the positions of President, Senior Vice President, Vice President and in earlier years, manager of non-drug operations. Mr. Turley serves on the board of Sprint Corporation, from which he will retire in April 2004. Mr. Turley also serves on a number of not-for-profit boards.

      Kathleen M. Shanahan has been nominated for election at this Annual Meeting as a Class II Director. Ms. Shanahan is currently employed as the Managing Director of Public Strategies Inc., in New York City. Ms. Shanahan has had a career of extensive experience in both public service and the private sector. Most recently from January 2001 through November 2003, Ms. Shanahan served as the Chief of Staff for Florida

Governor Jeb Bush. Prior to that time she was employed with: Paine Webber Incorporated as Senior Vice President Public Affairs/ Government Relations from January 1996 until 2001; the California Trade Commerce Agency as Deputy Secretary, Economic Development from January 1993 until June 1994; and The Wexler Group, as Senior Vice President, from February 1989 through January 1992. In addition, Ms. Shanahan’s White House experience includes service as a Special Assistant to Vice President George H.W. Bush as well as Staff Assistant with President Ronald Reagan’s National Security Council, and her specific campaign experiences include service as Chief of Staff for Vice President Cheney through the 2000 Presidential Campaign and the Transition, Deputy Campaign Director for California in the 1992 Bush-Quayle re-election campaign, and Deputy GOP Convention Director for the 1988 George Bush for President campaign. She has an undergraduate degree in biochemistry from University of California, San Diego and a Masters in Business Administration from the New York University Stern School of Management.

      Jerry L. Starkey is the President and Chief Operating Officer and a Director of WCI. From 1998 until the Merger Date, Mr. Starkey was the President and Chief Operating Officer of WCI Communities Limited Partnership. From 1994 until the Merger Date, he also served as President and Secretary of Florida Design Communities. Since joining Florida Design Communities in 1988, Mr. Starkey has also held the office of Chief Operating Officer. He also has served on the Board of Trustees, Florida Gulf Coast University since July 1, 2001. Mr. Starkey was President and Secretary of Aston Care Systems, Inc. from 1996 to 1998. Mr. Starkey is a member of the State Bar of Texas.

INFORMATION ON

DIRECTOR COMPENSATION

      Directors who are employees of the Company receive no remuneration for serving as directors.

      In 2003 each director who was not an employee of the Company received an annual fee of $32,000 paid in four (4) quarterly installments, $2,000 for each board meeting attended, and $1,000 for each telephone meeting attended. In addition, committee members received a fee of $1,000 for each committee meeting attended. The Chair of the Audit Committee received an additional annual fee of $4,000. The Chair of the Executive Compensation Committee and Chair of the Nominating/ Corporate Governance Committee each received an additional annual fee of $3,000. Directors’ fees may be applied toward the exercise of vested stock options under the Non-Employee Directors’ Stock Incentive Plan.

      The Company adopted in 1998 a non-employee directors’ stock incentive plan, pursuant to which non-qualified stock options to purchase up to 215,112 shares of the Company’s Common Stock may be granted to non-employee directors of WCI Communities or any of its subsidiaries.

      The Board of Directors of the Company, effective as of February 21, 2003, adopted a revised compensation program for the outside directors. The revised program provides that each outside director, on January 1 of each year, will receive non-qualified stock options from the Non-Employee Director’s Stock Incentive Plan with a fair market value of $40,000, as of the date of grant, vesting one-third each year for the next three years. A director must attend a minimum of 75% of all scheduled Board meetings for each year, only one of which may be telephonic. Failure to meet that attendance standard will result in 100% forfeiture of the stock option award for that year.

      In February 2003, each non-employee director was granted non-qualified stock options to purchase 8,680 shares of Company Common Stock at $9.08, the market price of Common Stock on the date of grant. The options vest 33% per year starting on January 1, 2004.

      In February, 2004, each non-employee director was granted non-qualified stock options to purchase 3,572 shares of Company Common Stock at $21.86 per share, the market price of Common Stock on the date of grant. The options will vest 33% per year starting on January 1, 2005.

      When Mr. McWilliams was elected to the Board of Directors on February 5, 2004, he was awarded non-qualified stock options to purchase 3,275 shares of Company Common Stock at $21.86 per share. The options will vest 33% per year starting on January 1, 2005, and under the same terms and conditions as the options awarded to the other outside directors.

      Mr. Ackerman has a consulting agreement with the Company, pursuant to which he provides advice on major financial and strategic business planning to the Company until July 24, 2005. Under the agreement, Mr. Ackerman is paid an annual retainer of $660,000. If Mr. Ackerman’s agreement is terminated by the Company without cause, the Company must pay, at its option, either: (1) a termination payment representing the net present value of the annual compensation for the balance of the term of his agreement or (2) his annual compensation in equal monthly installments for the balance of the term of his agreement, as if no termination had occurred. If Mr. Ackerman voluntarily terminates this agreement, becomes disabled or dies during the term, the Company will continue to pay the annual retainer for the remaining term of the agreement, reduced by 25% and the Company shall have the right and option to accelerate and prepay the entire amount to be paid within thirty (30) days after the termination, in which case the amount to be paid will be discounted at the rate of 8% per annum. During the term of the agreement and for the following three years, Mr. Ackerman may not compete with the Company and may not solicit any of the Company’s employees employed after July 24, 1995 to accept employment with him or any other person.

PROPOSAL TWO

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN OF WCI COMMUNITIES, INC.

      The Board of Directors has approved, subject to shareholder approval, the 2004 Stock Incentive Plan, (the “2004 Plan”), effective as of April 12, 2004 (the “Effective Date”). The 2004 Plan is an amendment and restatement of the 1998 Stock Purchase and Option Plan for Key Employees of WCI Communities, Inc. (the “1998 Plan”). The 2004 Plan is being submitted to shareholders to provide the Company with additional shares, since those available under the 1998 have been practically fully utilized, and has been extensively revised to reflect changes in the Company’s situation from a private to publicly-held corporation (including changes required to comply with the provisions of Section 162 (m) of the Internal Revenue Code of 1986), and changes in law and New York Stock Exchange rules that have occurred since the plan’s inception in 1998. Two major changes worthy of highlighting are that: (i) the 2004 Plan no longer permits the Company to grant options at below fair market value, and (ii) the Plan provides that no more than 25% of the Shares that may be issued under the Plan can be in the form of restricted stock or other stock-based awards payable in Shares.

      Shareholder approval of Proposal Two will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986 may be based under the 2004 Plan, (ii) the annual per participant limit of 500,000 shares on grants of awards that may be made under the 2004 Plan, (iii) the annual per participant limit of 500,000 shares on grants of restricted stock or other stock-based awards, (iv) the annual per participant limit of $10 million for other stock-based awards that are not denominated or payable in shares and (v) the class of employees eligible to receive awards under the 2004 Plan. See “— Tax Status of 2004 Plan Awards — Section 162(m).”

      The Company believes that the 2004 Plan will motivate selected employees, directors, advisors and consultants of the Company and its affiliates to exert their best efforts on behalf of the Company and its affiliates and that the Company will benefit from the added interest which such employees, directors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. The description of the 2004 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2004 Plan itself. The complete text of the 2004 Plan is attached as Exhibit “C” to this Proxy Statement.

Description of the 2004 Plan

      Administration. The 2004 Plan is administered by the Executive Compensation Committee, which consists of directors who are independent for stock exchange listing purposes, and which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto) and, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor statute thereto) “outside directors” within the meaning thereof. The Executive Compensation Committee is authorized to interpret the 2004 Plan, to establish, amend and rescind any rules and regulations relating to the 2004 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2004 Plan.

      Shares Subject to the Plan. The total number of shares that may be issued under the 2004 Plan (including under the 1998 Plan) is 6,500,000, subject to increase as set forth below, of which no more than 25% may be issued in the form of restricted stock or other stock-based awards payable in shares of Common Stock. To date, options covering over 4,200,000 shares have been granted under the 1998 Plan, so that the immediate effect of the 2004 Plan amendments is to increase by approximately 2,300,000 shares the number of shares available. The maximum number of shares with respect to which awards may be granted during each calendar year to any given participant may not exceed 500,000. The total number of shares that may be issued under the Plan automatically increases on the first day of each calendar quarter, beginning with the third quarter of 2004, so as to bring the total number of Shares available for Awards under the 2004 Plan to 15% of the Shares outstanding on the last day of the immediately preceding calendar quarter (which will not include treasury shares or shares previously issued under the 1998 Plan or the 2004 Plan). Shares related to Awards that are forfeited, terminated, cancelled or expire unexercised, as well as shares used as payment for the exercise price of any option or in payment of withholding taxes and shares not delivered due to exercise of a stock appreciation right will again become available for awards under the 2004 Plan. Only 6,500,000 shares may be issued pursuant to the exercise of incentive stock options.

      In no event may the total number of shares issued under the Plan exceed 15% of the total authorized shares of the Company on the Effective Date. There are currently 100 million shares authorized, and therefore the resulting cap is 15 million shares.

      Stock Options and Stock Appreciation Rights. The Executive Compensation Committee may award non-qualified or incentive stock options under the 2004 Plan. Options granted under the 2004 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Executive Compensation Committee, but an option will not be exercisable for a period of more than ten years after it is granted.

      The exercise price per share of Common Stock for any option awarded will not be less than the fair market value of a share of Common Stock on the day the option is granted. To the extent permitted by the Executive Compensation Committee, the exercise price of an option may be paid in cash or its equivalent, in shares having a fair market value equal to the aggregate option price; provided that the shares have been held by the participant for no less than six months, partly in cash and partly in shares or through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option price for the shares being purchased.

      The Executive Compensation Committee may grant stock appreciation rights independent of or in conjunction with an option. The exercise price of a stock appreciation right will not be less than the fair market value of the Common Stock on the date the stock appreciation right is granted; provided, however, that, in the case of a stock appreciation right granted in conjunction with an option, the exercise price will not be less than the option price of the related option. Each stock appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, times (ii) the number of shares of Common Stock covered by the stock appreciation right, and each stock appreciation right granted in conjunction with an option will entitle a participant to surrender the option and to receive such amount. Payment will be made in shares of Common Stock and/or cash (any Common Stock valued at fair market value), as determined by the Executive Compensation Committee.

      Restricted Stock. The Executive Compensation Committee will determine the number of shares of restricted stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted stock may be forfeited to the Company and the other terms and conditions of restricted stock awards. Certain restricted stock awards granted under the 2004 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards shall be based upon one or more of the performance criteria set forth below.

      Other Stock-Based Awards. The Executive Compensation Committee, in its sole discretion, may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock of the Company. Such other stock-based awards may be in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The maximum amount of other stock-based awards that may be granted during a calendar year to any participant is: (x) with respect to other stock-based awards that are denominated or payable in shares, 500,000 shares and (y) with respect to other stock-based awards that are not denominated or payable in shares, $10 million.

      Certain stock awards and other stock-based awards granted under the 2004 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards (“Performance-Based Awards”) shall be based upon one or more of the following performance criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets and (xix) total shareholder return. With respect to Performance-Based Awards, (i) the Executive Compensation Committee shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

      Adjustments Upon Certain Events. In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, may adjust (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2004 Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards (including limits established for restricted stock or other stock-based awards) may be granted during a calendar year to any participant, (iii) the option price or exercise price of any stock appreciation right and/or (iv) any other affected terms of such awards.

      Upon the occurrence of a change in control of the Company (as defined in the 2004 Plan), the 2004 Plan provides that the Executive Compensation Committee may (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award or (B) cancel awards for fair value or (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Executive Compensation Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the change in control, such options shall be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options shall terminate. Notwithstanding the foregoing, in the event of a change in control, the unvested portion of an award will immediately become vested upon (i) the involuntary termination of a participant’s employment within one year after such change in control by the Company other than for cause (as defined in the applicable award agreement) or (ii) the participant’s termination of employment within such one-year period for good reason (as defined in the 2004 Plan), and, if applicable, such award will remain exercisable for its original term.

      Amendment and Termination. The Board of Directors may amend or terminate the 2004 Plan, but no amendment or termination shall be made, (a) without the approval of the shareholders of the Company, if such action would, increase the total number of shares reserved for the purposes of the 2004 Plan or the maximum number of shares for which awards may be granted to any participant, or (b) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2004 Plan. No new awards may be made under the 2004 Plan after the day preceding the tenth anniversary of the approval of the 2004 Plan by the Board of Directors.

      Transferability. Unless otherwise determined by the Executive Compensation Committee, awards will not be transferable, except by will or the laws of descent and distribution.

      Awards under the 2004 Plan. No awards have been made under the 2004 Plan. As stated above, any awards under the 2004 Plan will be determined by the Executive Compensation Committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular individuals in the future under the 2004 Plan.

Tax Status of 2004 Plan Awards

      Introduction. The following discussion of the federal income tax status of awards under the 2004 Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

      Non-qualified Options. If the option is a non-qualified option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of exercise (other than by delivery of Common Stock to the Company), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company receives a tax deduction for the same amount. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the optionee equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the participant will be taxable to the participant as ordinary income, and the participant’s tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any difference between the participant’s tax basis in the Common Stock and the amount realized on disposition of the shares is treated as capital gain or loss.

      Incentive Stock Options. If the option is an incentive stock option, no income is realized by the participant upon award or exercise of the option, and no deduction is available to the Company at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the shares, at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the option price, is taxed at ordinary rates as compensation paid to the participant, and the Company is entitled to a deduction for an equivalent amount. Any amount realized by the participant in excess of the fair market value of the stock at the time of exercise is taxed at capital gains rates.

      Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the Common Stock received by the participant, and the Company shall be entitled to a deduction of equivalent value.

      Restricted Stock; Stock Awards. Subject to Section 162(m) of the Code, discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by the Company to the participant of a restricted stock award as permitted under Section 83(b) of the Code, in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. The value of any part of a stock award distributed to participants shall be taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction, subject to Section 162(m) of the Code.

      Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the individual who is the Chief Executive Officer, and those who are the four other most highly compensated executive officers, at the end of any taxable year of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of restricted stock and Performance-Based Awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Common Stock on the date of the grant.

Adoption of Proposal Two

      The Company believes that its best interests will be served by the approval of Proposal Two. The 2004 Plan will enable the Company to be in a position to continue to grant long-term incentive awards employees, directors, advisors and consultants, including those who through promotions and development of the Company’s business will be entrusted with new and more important responsibilities, while preserving, where appropriate, the tax deductibility of these awards.

      Approval of Proposal Two requires the affirmative vote of a majority of shares of the Company’s Common Stock represented at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

COMPANY INFORMATION

COMPANY PERFORMANCE GRAPH

      Set forth below is a graph comparing the change in the cumulative total return of the Company’s Common Stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and with that of a peer group of other homebuilders over the period beginning March 12, 2002, the date of the Company’s initial public equity offering, and ending on December 31, 2003.

      It is assumed in the graph that $100 was invested in (1) the Company’s Common Stock; (2) the stocks of the companies in the S&P 500 Index; and (3) the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, MDC Holdings, Inc., M/I Schottenstein Homes, Inc., Meritage Corporation, The Ryland Group, Standard Pacific Corporation and Toll Brothers, Inc. The stock price performance shown on the following graph is not indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF WCI COMMON STOCK,

THE S&P 500 INDEX AND A SELECTED PEER GROUP

[COMPARISON GRAPHIC]

	WCI	Peer Group	S&P 500

3/11/2002	100.00	100.00	100.00
6/30/2002	152.37	108.90	84.73
9/30/2002	66.84	88.47	69.79
12/31/2002	53.68	81.92	75.31
3/31/2003	55.05	85.52	72.94
6/30/2003	101.20	125.25	84.16
9/30/2003	86.83	129.13	86.39
12/31/2003	108.46	157.28	96.92

INDEPENDENT PUBLIC ACCOUNTANT FEES

(Principal Accountant)

General

      PricewaterhouseCoopers LLP (“PWC”) served as our independent accountant and audited our consolidated financial statements for the fiscal year ending December 31, 2003.

Fees paid to PricewaterhouseCoopers LLP

      The following table presents fees for professional audit services rendered by PWC for the audit of our annual financial statements for the years ended December 31, 2003 and 2002 and fees billed for other services rendered by PWC during those periods.

Fees Paid	2003	2002

Audit Fees	$421,000	$440,000
Audit-Related Fees	$84,000	$94,000
Tax Fees	$383,000	$338,000
All Other Fees	$10,000	$76,000

Total	$898,000	$948,000

      Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports, and consents and comfort letters in connection with public offering transactions.

      Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements including audits of subsidiaries and joint ventures.

      Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance. These services include the preparation and review of income tax returns, federal and state tax compliance, acquisitions and tax planning.

      All Other Fees consist of fees for products and services other than the services described above.

Policy for Pre-Approval of Audit Services

      The Audit Committee, as required by its Charter, approves in advance any audit or permitted non-audit engagement or relationship between the Company and the independent auditors. The Audit Committee may (1) pre-approve audit and non-audit services based on policies and procedures adopted by the Audit Committee, provided (a) the policies and procedures are detailed as to the particular service, (b) the Audit Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management and (d) such policies and procedures are disclosed in the corporation’s annual reports and/or (2) delegate to one or more of its members the authority to approve in advance all audit or permitted non-audit services to be provided by the independent auditors so long as it is presented to the full Audit Committee at its next meeting.

      The Audit Committee has delegated to its Chair, Hilliard M. Eure, III, the authority to approve in advance all audit or permitted non-audit services. Mr. Eure has, during the past fiscal year, complied with the requirement that any such approvals be presented to the full Committee at its next meeting. The Company’s Audit Committee considered whether PWC providing such non-audit services was compatible with maintaining PWC’s independence and determined that the providing of such services did not compromise PWC’s independence.

Financial Information Systems Design and Implementation Fees

      There were no services rendered by PWC to the Company for information technology services related to financial information systems design or implementation during the fiscal year ended December 31, 2003.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following tables contain information about the beneficial ownership of our Common Stock for:

•	each person known to the Company to be the beneficial owner of more than five percent of the Common Stock;

•	each director and nominee for director of the Company;

•	each executive officer named in the Summary Compensation Table under “Compensation of Executive Officers”; and

•	all directors and executive officers of the Company as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. This information is as of March 26, 2004, unless specified otherwise.

      Unless otherwise indicated, the address for each person or entity named above is the Company’s principal executive office, 24301 Walden Center Drive, Bonita Springs, Florida, 34134.

              Security Ownership of Certain Beneficial Owners (Other than Directors, Nominees for Directors and Named Executive Officers)

	Shares	Percentage of
Name and Address of Beneficial Owners of	Beneficially	Shares Beneficially
More than Five Percent of the Common Stock	Owned(1)	Owned

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109(1)	2,532,300	5.8%
Hotchkis and Wiley Capital Management, LLC 725 Sough Figueroa Street, 39th Floor Los Angeles, CA 90017-5439(2)	2,222,500	5.1%
The Alfred Hoffman, Jr. 2003 Long-Term Trust c/o Mary-Ann Wilson, Esq.
Michael Best & Friedrich LLP 401 North Michigan Avenue, Suite 1900 Chicago, Illinois 60611(3)	5,238,096	11.9%

Totals	9,992,896	22.8%

(1)	Numbers of shares are as of December 31, 2003, as stated in Schedule 13G, filed by Wellington Management Company, LLP with the SEC.

(2)	Numbers of shares are as of December 31, 2003, as stated in Schedule 13G, filed by Hotchkis and Wiley Capital Management, LLC with the SEC.

(3)	The shares of Common Stock are beneficially owned by the Alfred Hoffman, Jr. 2003 Long-Term Trust, of which Mr. Hoffman is not the Trustee, but is the beneficiary. The number of shares reported is based on the most recent Schedule 13G filed by the trustee with the SEC for the year ending December 31, 2003.

Security Ownership of Management

	Shares	Percentage of
Name and Beneficial Ownership by Directors, Nominees for Directors	Beneficially	Shares Beneficially
and Named Executive Officers	Owned(1)	Owned

Alfred Hoffman, Jr.(4)	(4)	(4)
Don E. Ackerman(5)	3,441,375	7.8%
Jerry L. Starkey(6)	523,865	2%
James P. Dietz(7)	214,539	*
Michael R. Greenberg(8)	193,493	*
George R. Page(9)	-0-	*
Hilliard M. Eure, III	3,894	*
F. Philip Handy	25,235	*
Lawrence L. Landry(10)	32,935	*
Stewart Turley(11)	22,435	*
Jay Sugarman(12)	17,235	*
Thomas F. McWilliams(13)	-0-	*
Kathleen M. Shanahan(14)	-0-	*
All directors and named executive officers as a group (19 persons)	4,836,017	11.0%

*	Represents beneficial ownership of less than 1%.

(4)	The shares of Common Stock are beneficially owned by the Alfred Hoffman, Jr. 2003 Long-Term Trust, of which Mr. Hoffman is not the Trustee, but is the beneficiary. The number of shares reported is based on the most recent Schedule 13G filed by the trustee with the SEC for the year ending December 31, 2003. Mr. Hoffman has no voting power or investment power over (including the power to dispose, or direct the disposition of) the common stock held by the Trust.

(5)	The number of shares reported includes 3,417,270 shares of Common Stock that are beneficially owned by the Don E. Ackerman Trust dated December 14, 1996, of which Don E. Ackerman is the trustee, and 24,105 shares owned by Chandelle Ventures, Inc., of which Mr. Ackerman is the President and majority shareholder. The number of shares reported is based on the most recent Schedule 13G filed by Mr. Ackerman with the SEC for the year ending December 31, 2003.

(6)	The number of shares of Common Stock shown as beneficially owned by Mr. Starkey includes options to acquire 419,102 shares of Common Stock that are exercisable within 60 days of the record date. In addition to the shares reported as beneficially owned, a portion of Mr. Starkey’s 2002 and 2003 bonuses were paid to Mr. Starkey in the form of stock. A portion of Mr. Starkey’s 2002 bonus was paid in the form of 47,237 shares of Common Stock, with a fair market value of $428,912. Pursuant to the terms of that bonus payment, Mr. Starkey received 50% of the shares on January 1, 2004, and will receive the balance of the shares on January 1, 2005, if he is employed with the Company on December 31, 2004. On February 5, 2004, the Executive Compensation Committee determined that Mr. Starkey should receive part of his 2003 bonus in the form of 23,788 shares of WCI Common Stock with a fair market value of $520,000. Mr. Starkey will receive 50% of the shares on January 1, 2005, if he is employed with the Company on December 31, 2004 and 50% of the shares on January 1, 2006, if he is employed with the Company on December 31, 2005, unless otherwise provided by the Board of Directors. In addition shares reported include 800 shares held by Mr. Starkey’s spouse.

(7)	The number of shares of Common Stock shown as beneficially owned by Mr. Dietz includes options to acquire 200,815 shares of Common Stock of WCI that are exercisable within 60 days of the record date.

(8)	The number of shares of Common Stock shown as beneficially owned by Mr. Greenberg includes options to acquire 191,593 shares of Common Stock of WCI that are exercisable within 60 days of the record date and 400 shares purchased as Custodian for his minor sons under the Uniform Gift to Minors Act.

(9)	Mr. Page retired from WCI effective as of February 29, 2004. Prior to retiring on that date he divested all his holdings in WCI stock as part of his retirement planning.

(10)	The number of shares of Common Stock shown as beneficially owned by Mr. Landry includes options to acquire 17,235 shares of Common Stock of WCI that are exercisable within 60 days of the record date.

(11)	The number of shares of Common Stock shown as beneficially owned by Mr. Turley includes options to acquire 17,235 shares of Common Stock of WCI that are exercisable within 60 days of the record date.

(12)	The number of shares of Common Stock shown as beneficially owned by Mr. Sugarman includes options to acquire 2,894 shares of Common Stock that are exercisable within 60 days of the record date. Mr. Sugarman has advised the Company that he will resign from the Board of Directors effective as of May 20, 2004. Mr. Sugarman was due to stand for election as a Class II Director at this Annual Meeting.

(13)	Thomas F. McWilliams was elected to the Board of Directors on February 5, 2004, to fill a vacancy in Class I, with a term expiring in 2006.

(14)	Kathleen M. Shanahan is standing for election as a Class II director at this Annual Meeting.

EXECUTIVE OFFICERS

      The executive officers of the Company and their respective ages and positions are set forth below.

      Biographical information on Mr. Hoffman and Mr. Starkey, who serve as directors and executive officers of the Company, is set forth in the “Election of Directors” section above. Biographical information for the other executive officers of the Company is set forth below.

Name	Age	Position

Steven C. Adelman	52	Senior Vice President and Treasurer
Paul D. Appolonia	48	Senior Vice President, Human Resources
R. Michael Curtin	56	Senior Vice President, Marketing and Sales
James P. Dietz	39	Senior Vice President and Chief Financial Officer
David L. Fry	44	Senior Vice President, Amenities Division
Michael R. Greenberg	50	Senior Vice President, Homebuilding Division
Vivien N. Hastings	52	Senior Vice President, Secretary and General Counsel
Albert F. Moscato, Jr.	45	Senior Vice President, Business Development
George R. Page	61	Senior Vice President, Tower Division

      Steven C. Adelman is the Senior Vice President and Treasurer of WCI. From 1996 until the Merger Date, Mr. Adelman served as Senior Vice President and Treasurer of WCI Communities Limited Partnership. Prior to joining WCI Communities Limited Partnership, Mr. Adelman was Vice President of Finance and Accounting at Inco Homes Corporation. From 1981 until 1993, Mr. Adelman held various management positions, including partner, at Kenneth Leventhal and Company, a public accounting firm specializing in the real estate industry.

      Paul D. Appolonia is the Senior Vice President, Human Resources, of WCI, appointed by the Board in May 2002. Prior to joining WCI, Mr. Appolonia was the Vice President Human Resources and Corporate Services for Orius Corp from 2001 until May 2002, Vice President Human Resources and Corporate Services for Ocwen Financial Corporation, Inc. from 1993 until 2000 and has a total of 26 years experience in the area of human resources and personnel management.

      R. Michael Curtin is the Senior Vice President, Marketing and Sales of WCI. From 1997 until the Merger Date, Mr. Curtin was the Senior Vice President, Marketing and Sales of Florida Design Communities. Since joining Florida Design Communities in 1995, Mr. Curtin has also held the office of Vice President,

Marketing. Prior to joining Florida Design Communities, Mr. Curtin was employed by The Hunt Group as the Marketing and Sales Director for Rosedale Golf and Country Club.

      James P. Dietz is a Senior Vice President and the Chief Financial Officer of WCI. From October 1996 until the Merger Date, Mr. Dietz was the Chief Financial Officer and Treasurer of Florida Design Communities. Since joining Florida Design Communities in 1995, Mr. Dietz has also held the position of Corporate Controller. In addition, from 1996 until 1998, Mr. Dietz served as Chief Financial Officer of Aston Care Systems, Inc. Prior to joining Florida Design Communities, Mr. Dietz was Manager of Business Development at GTE Leasing Corporation, an affiliate of GTE. From 1986 until 1993, Mr. Dietz held various professional positions, including audit manager, at Arthur Andersen & Co.

      David L. Fry is the Senior Vice President, Amenities Division of WCI. From 1995 until the Merger Date, Mr. Fry was Vice President, Amenities of WCI Communities Limited Partnership. From 1989 until 1995, Mr. Fry was Golf Operations Director of the South Seas Resort Company. Prior to joining the South Seas Resort Company, Mr. Fry was Assistant Superintendent of the Bonita Bay Club, Bonita Springs, Florida.

      Michael R. Greenberg has been Senior Vice President, Homebuilding Division of WCI since the fall of 1999 and Senior Vice President of Real Estate Services since 2001. Since joining WCI in 1998, Mr. Greenberg has also held the office of Division President of the Naples/ Bonita Springs Homebuilding Division. Prior to joining WCI, Mr. Greenberg was Executive Vice President for Avatar Properties in Coral Gables, Florida. From 1991 to 1997, Mr. Greenberg held various positions with Toll Brothers, Inc., including Vice President and has a total of 25 years experience in homebuilding.

      Vivien N. Hastings is the Senior Vice President and General Counsel of WCI. From 1995 until the Merger Date, Ms. Hastings was Senior Vice President and General Counsel of WCI Communities Limited Partnership. Prior to serving as General Counsel, Ms. Hastings held various positions in WCI Communities Limited Partnership’s legal department. Prior to joining WCI Communities Limited Partnership, from 1982 to 1989, Ms. Hastings was Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. From 1977 until 1982 Ms. Hastings was an associate with the law firm of Winston & Strawn.

      Albert F. Moscato, Jr. has been an officer of WCI since 1997. He was appointed as the Senior Vice President with responsibility for Business Development in June 2002. Prior to his current officer position, Mr. Moscato was the Division President, Tower Division and Vice President, Business Development. Prior to joining WCI in 1996, Mr. Moscato was the Executive Vice President, Chief Operating Officer of Point Marco Development Corp. From 1982 to 1992 Mr. Moscato held various positions with Shawmut Bank, N.A., including Vice President-Group Manager and Vice President-Regional Manager within the Real Estate Lending Division.

      George R. Page was, until his retirement from the Company on February 29, 2004, the Senior Vice President, Tower Division of WCI.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation earned and/or paid for services rendered to us with respect to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers for each of the last three fiscal years.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation

					Other	Shares
	Fiscal				Annual	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options	Payouts	Compensation(3)

Alfred Hoffman, Jr./	2003	$1,200,000	$2,400,000		$100,000	—	$—	$6,000
Chief Executive Officer	2002	1,100,000	1,887,205		100,000	—	—	9,040
	2001	900,000	1,080,000		100,000	—	—	8,500
Jerry L. Starkey/	2003	1,040,000	2,080,000	(1)	—	$143,408	—	6,000
President/COO	2002	1,000,000	1,715,641	(2)	—	143,408	—	167,204
	2001	650,000	783,315		—	143,408	—	198,865
James P. Dietz/	2003	475,000	475,000		—	45,891	—	26,000
Senior Vice President/ CFO	2002	400,000	305,300		—	45,890	—	62,782
	2001	325,000	391,658		—	34,418	—	28,500
Michael R. Greenberg/	2003	468,000	522,662		—	71,704	—	6,000
Senior Vice President	2002	450,000	291,543		—	71,704	—	8,540
	2001	375,000	570,383		—	34,418	—	8,500
George R. Page	2003	466,000	352,313		—	35,852	—	6,000
Senior Vice President	2002	400,000	188,000		—	35,852	—	7,700
	2001	350,000	240,565		—	34,418	—	8,400

(1)	A portion of the bonus was paid in the form of 23,788 shares of WCI Common Stock with a fair market value of $520,000. Mr. Starkey will receive 50% of the stock on January 1, 2005, if employed with the Company on December 31, 2004 and 50% on January 1, 2006, if employed with the Company on December 31, 2005

(2)	A portion of the bonus was paid in the form of 47,237 shares of WCI Common Stock with a fair market value of $428,912. Mr. Starkey received 50% of the stock on January 1, 2004, and will receive the balance on January 1, 2005, if employed with the Company on December 31, 2004.

(3)	All other compensation consists of payments related to the terminated Florida Design Communities Deferred Compensation Bonus Plan and matching payments under the Company’s 401(k) Savings Plan, paid as follows:

	Year of	Other	Benefit Plan
Name	Compensation	Payments	Compensation	Total Other

Alfred Hoffman, Jr.	2003	$—	$6,000	$6,000
	2002	—	9,040	9,040
	2001	—	8,500	8,500
Jerry L. Starkey	2003	—	6,000	6,000
	2002	158,664	8,540	167,204
	2001	190,365	8,500	198,865
James P. Dietz	2003	20,000	6,000	26,000
	2002	56,060	6,722	62,782
	2001	20,000	8,500	28,500
Michael R. Greenberg	2003	—	6,000	6,000
	2002	—	8,540	8,540
	2001	—	8,500	8,500
George R. Page	2003	—	6,000	6,000
	2002	—	7,700	7,700
	2001	—	8,400	8,400

Option Grants in Last Fiscal Year

      The table below provides information on option grants in fiscal 2003 to the executive officers named in the summary compensation table.

	Individual Grants(1)				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name/Principal Position	Granted(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

Alfred Hoffman, Jr./Chief Executive Officer	—	—	—	—	—	—

Jerry L. Starkey/President/ COO	143,408		$9.08	01/01/2013	$819,049	$2,075,619

James P. Dietz/Senior Vice President/CFO	45,891		$9.08	01/01/2013	262,098	664,204

Michael R. Greenberg/ Senior Vice President	71,704		$9.08	01/01/2013	409,524	1,037,809

George R. Page/Senior Vice President	35,852		$9.08	(4)	204,762	518,905

(1)	These options become exercisable starting on January 1, 2005, with 50% becoming exercisable at that time and 25% becoming exercisable on January 1, 2006 and 2007.

(2)	Fair market value at the date of grant February 21, 2003.

(3)	These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of WCI Common Stock.

(4)	These options expired 30 days after Mr. Page retired from the Company, pursuant to the terms of the Stock Option Agreement.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The table below provides information on option exercises in fiscal 2003 by the executive officers named in the summary compensation table and the value of such officers’ unexercised options at December 31, 2003.

					Value of Unexercised
			Number of Shares		In-The-Money
			Underlying Unexercised		Options at Fiscal
	Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred Hoffman, Jr.	-0-	-0-	-0-	-0-	-0-	-0-
Jerry L. Starkey	-0-	-0-	318,717	401,541	$4,397,998	$3,600,958
James P. Dietz	-0-	-0-	170,986	130,788	$2,435,132	$1,216,446
Michael R. Greenberg	-0-	-0-	148,857	182,415	$2,112,049	$1,632,040
George R. Page	6,000	$65,490 (2)	126,185	110,712	$1,781,038	$1,054,837

(1)	The closing price of the Common Stock on December 31, 2003 as reported on the New York Stock Exchange was $20.61.

(2)	Average of high and low of stock price on the date of exercise, 08/13/2003 was $16.925.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of change in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such reports they file.

      Except as specified below, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and certifications provided to the Company by all WCI reporting persons, all Section 16(a) filings with respect to the Company’s fiscal year ended December 31, 2003, were timely made.

      Reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, must be filed within two (2) business days of the date of the transaction. The following officers, directors and shareholders missed the two-day deadline and filed delinquent reports:

•	Hilliard M. Eure, III failed to timely file a Form 4 due on May 30, 2003.

•	Alfred Hoffman, Jr. failed to timely file a Form 4 due on February 23, 2004.

•	The Alfred Hoffman, Jr., 2003 Long-Term Trust failed to timely file a Form 4 due on February 23, 2004.

•	Jerry L. Starkey failed to timely file Form 4s due on June 9, 2003 and March 5, 2004.

•	The following officers failed to timely file a Form 4 due on February 9, 2004: Steven C. Adelman, Paul D. Appolonia, R. Michael Curtin, James P. Dietz., John J. Ferry, III, David L. Fry, Vivien N. Hastings, Roger A. Herman, Albert F. Moscato, Jr. and Scott A. Perry.

•	Christopher J. Hanlon was required to file an amended Form 3 due to inadvertent failure to report February 2004 stock option grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In May 2003, WCI conveyed to the Alfred Hoffman, Jr. Trust, a strip of submerged land constituting approximately 7,930 square feet (0.18 acre) which connects Mr. Hoffman’s home in Gulf Harbour Yacht & Country Club to a portion of island property owned by Mr. Hoffman. Since the strip of submerged land was not usable or developable by WCI and was not a benefit to WCI, this submerged land was conveyed for nominal consideration.

      In January 2003, WCI granted a non-exclusive easement to the Alfred Hoffman, Jr. Trust, consisting of approximately 521 square feet of submerged land pertaining to the construction of a pier adjacent to Mr. Hoffman’s home in Gulf Harbour Yacht & Country Club for nominal consideration. In the event Mr. Hoffman or his successors fail to use the easement property as a pier, all rights revert back to WCI.

      In May 2002, WCI entered into a month-to-month lease agreement with N560SB, L.L.C. for the non-exclusive use of a 1980 Raytheon Hawker 700A aircraft. During the term of the lease, WCI pays a lease payment of $9,000 per month, and $1,500 per flight hour based on actual usage. Mr. Ackerman and Mr. Hoffman own approximately 61% of N560SB, L.L.C.

      In December 2001, Watermark One General Partnership, formed by four employees, James Dietz, Michael Greenberg, George Page and John Ferry, contracted for the purchase of a tower residence for $1.4 million, a price that at that time was made available to unaffiliated third parties with respect to similar units. This purchase closed in June 2003.

      In June 2000, Jerry L. Starkey received an advance of his vested and unvested deferred compensation in an amount equal to $349,000 in connection with the purchase of a home. In exchange for the advance, he executed a promissory note in favor of Watermark Communities, Inc., WCI’s former parent, in an amount equal to the advance. The promissory note was subsequently amended to be payable to WCI. The promissory note in the amount of the loan was repaid in March 2003.

      In December 1999, WCI entered into a month-to-month lease agreement with N501EK, L.L.C. for the non-exclusive use of a 1978 Cessna 501 aircraft. During the term of the lease, WCI pays a lease payment of $25,600, per month, and $700 per flight hour. Mr. Ackerman and Mr. Hoffman own 75% of N501EK, L.L.C.

      Pursuant to lease agreements, dated March 1996 and August 2002, with Walden Center LLC, WCI leases 83,909 square feet of commercial office space from Walden Center LLC for use as its headquarters. The term of the March 1996 lease is ten years with two five-year renewal options and base rent under this lease is $14.00 per square foot, which is adjusted annually based on United States Consumer Price Index. The term of the August 2002 lease is ten (10) years and base rent under this lease of $19.00 per square foot, which is adjusted annually based on United States Consumer Price Index. Lease payments will be approximately $2.1 million in 2003. Mr. Ackerman serves as Chairman of the Board of Walden Center LLC, and he and his immediate family beneficially own 100% of Walden Center LLC.

      Pursuant to four separate lease agreements between Sun City Center Office Plaza, Inc. (“SCCOP”) and each of WCI Communities, Inc., and its subsidiary First Fidelity Title Company, (collectively, the “SCCOP Lessees”), SCCOP leases to the SCCOP Lessees commercial office space in Sun City Center Office Plaza. WCI leases 9,458 square feet for $18.12 per square foot under a lease expiring November 2005, 2,268 square feet for $17.48 per square foot under a lease expiring August 2007, and 3,558 square feed for $18.00 per square foot under a lease expiring November 2005. First Fidelity leases 2,988 square feet for $15.30 per square foot under a lease expiring August 2007. Mr. Ackerman and Mr. Hoffman beneficially own approximately 20% and approximately 44% of SCCOP, respectively. Mr. Starkey and Mr. Dietz together beneficially own 2.5% of SCCOP.

RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS

      SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not participate in householding for mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: Steve Zenker, Vice President, Investor Relations, or by calling Mr. Zenker at 239-498-8066. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address and phone number to request a single copy of these materials.

OTHER MATTERS

      Management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth above. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

By the Order of the Board of Directors,

/s/ VIVIEN N. HASTINGS

Vivien N. Hastings
Senior Vice President, Secretary
and General Counsel

EXHIBIT “A”

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

WCI COMMUNITIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.     Purpose

      The Audit Committee (the “Committee”) shall:

1. Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

1. The quality and integrity of the corporation’s financial statements;

2. The corporation’s compliance with legal and regulatory requirements;

3. The independent auditor’s qualifications and independence; and

4. The performance of the corporation’s internal audit function and independent auditors.

2. Prepare the report that SEC rules require be included in the corporation’s annual proxy statement.

2.     Structure and Operations

Composition and Qualifications

      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the rules of the Securities and Exchange Commission (the “SEC”) implementing Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as defined by the SEC and as required by the New York Stock Exchange.

      No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for past performance, provided that such compensation is not conditioned or contingent on continued or future service to the corporation.

Appointment and Removal

      The Nominating/ Corporate Governance Committee shall recommend to the full Board candidates for the Audit Committee. The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

3.	Meetings

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of the Chief Executive Officer, President and Chief Financial Officer, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

4.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. The Committee may, in its own discretion, carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. In addition to any funding necessary to compensate outside advisors, the corporation will provide the Committee with such funding as the Committee determines is appropriate to fund any ordinary administrative expenses incurred by the Committee in carrying out its duties.

      The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

      Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management.

Documents/ Reports Review

      1. Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, modified, supplemented or superseded.

       2.     Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

Independent Auditors

       3.     Appoint, retain, compensate, evaluate and terminate the corporation’s independent auditors and approve all audit engagement terms.

       4.     Inform each registered public accounting firm hired by the corporation to prepare or issue an audit report on related work that such firm shall report directly to the Committee.

       5.     Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

       6.     Approve in advance any audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services”.

      The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation. The services discussed in clauses (i) through (v) are permitted provided the Audit Committee reasonably concludes that the results of such services will not be subjected to audit procedures during an audit.

      Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may (1) pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided (a) the policies and procedures are detailed as to the particular service, (b) the Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Committee’s responsibilities to management and (d) such policies and procedures are disclosed in the corporation’s annual reports and/or (2) delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at its next meeting.

       7.     Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

1. Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the corporation in order to assess the auditor’s independence;

2. Ensure the timely rotation of the lead, concurring and reviewing audit partners and other “audit partners,” in each case to the extent required by the rules promulgated by the SEC.

3. Confirm with the independent auditor that the audit partners do not earn or receive any compensation based on selling engagements to the corporation to provide any services, other than audit, review or attest services, to the extent such compensation would compromise the independence of accountant or auditor under the rules promulgated by the SEC.

4. Take into account the opinions of management and the corporation’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

       8.     In consultation with the independent auditors, management and the internal auditors, the Committee should review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee must, prior to the filing by the corporation of its annual report and at such other times that the Committee deems appropriate, obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation’s management.

       9.     Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

      10.     Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

Compliance/ General

      11.     Review periodically, with corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

      12.     Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      13.     Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies must prohibit the hiring of members of the corporation’s audit engagement team in a position at the corporation which would cause the auditing firm to no longer qualify as independent under the rules promulgated by the SEC.

      14.     Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

      15.     Consider policies and procedures pertaining to expense accounts of senior executives.

Reports

      16.     Prepare all reports required of the Audit Committee to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

      17.     Report regularly to the full Board of Directors with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function.

      The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      18.     Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

EXHIBIT “B”

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

NOMINATING/ CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.	Purpose

      The Nominating/ Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) of WCI Communities, Inc. (the “Company”) in fulfilling its responsibility to the shareholders, potential shareholders and investment community by fulfilling the Committee’s responsibilities and duties as outlined in Section IV.

2.	Structure and Operations

Composition and Qualifications

      The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be “independent” in accordance with the rules of the New York Stock Exchange, Inc.

Appointment and Removal

      The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman

      Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

3.	Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

      To the extent permitted by applicable legal requirements and/or listing standards, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee.

4.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time.

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

       1.     Establish criteria for the selection of new directors to serve on the Board, which criteria shall be approved by the Board.

       2.     Identify individuals, consistent with criteria approved by the Board, believed to be qualified as candidates to serve on the Board and select, or recommend that the full Board select, the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board, the Committee shall consider candidates recommended by shareholders, management and directors and shall take into account all factors it considers appropriate, which shall include: (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board, and (b) all other factors it considers appropriate, which may include independence from management; age, gender and ethnic background; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background, to enable the Committee to determine whether the candidate would be suitable for audit committee membership (including as an “audit committee financial expert”); executive compensation background, to enable the Committee to determine whether the candidate would be suitable for compensation committee membership; and the size, composition and combined expertise of the existing Board. The Committee should also consider the extent to which the candidate would fill a present need on the Board.

      Review and make recommendations to the full Board, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

      In the case of a director nominated to fill a vacancy on the Board due to an increase in the size of the Board, recommend to the Board the class of directors in which the director-nominee should serve.

       3.     Evaluate candidates recommended by shareholders in a timely manner. In that connection, the Committee shall adopt procedures for the submission of such recommendations by shareholders as it deems appropriate.

       4.     Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and be responsible for the process of identifying and evaluating possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

       5.     In connection with the Company’s filings with the Securities and Exchange Commission, the Committee will make such disclosures about its director nominating process as are required by the applicable securities laws or regulations.

       6.     Consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

       7.     Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

       8.     Oversee evaluation of the Board and management of the Company.

Indemnification and Insurance of Directors and Officers

       9.     Review, and make recommendations to the full Board with respect to, directors’ and officers’ indemnification and insurance matters.

Committee Selection and Composition

      10.     Recommend members of the Board to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

      11.     Recommend members of the Board to serve as the Chair of the committees of the Board.

      12.     Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

      13.     Periodically review the charter and composition of each committee of the Board and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

      14.     Consider the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

      15.     Develop and recommend to the Board a set of corporate governance principles.

      16.     Consider policies relating to meetings of the Board. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity/ Succession Planning Process

      17.     Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions, including plans related to unanticipated vacancies, and make recommendations to the Board with respect to the selection of individuals to occupy these positions.

Reports

      18.     Report regularly to the Board. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      19.     Maintain minutes or other records of meetings and activities of the Committee.

      20.     Coordinate with General Counsel of the Company with respect to activities of the Committee.

5.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

EXHIBIT “C”

2004 STOCK INCENTIVE PLAN

OF
WCI COMMUNITIES, INC.

2004 STOCK INCENTIVE PLAN OF WCI COMMUNITIES, INC.

1.	Purpose of the Plan

      The Plan is an amendment and restatement, as of the Effective Date, of the 1998 Stock Purchase and Option Plan For Key Employees of WCI Communities, Inc. (the “1998 Plan”). The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, or consultants and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest that which such employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

      (a) “Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

      (b) “Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least twenty-five percent (25%).

      (c) “Award” means an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award granted pursuant to the Plan.

      (d) “Board” means the Board of Directors of the Company.

      (e) “Change in Control” means the occurrence of any of the following events:

(i) any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Act of 35% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii) a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

(iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

      (f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      (g) “Committee” means the Compensation Committee of the Board.

      (h) “Company” means WCI Communities, Inc., a Delaware Corporation.

      (i) “Effective Date” means the date in 2004 that the Board approves the amended and restated Plan.

      (j) “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or any of its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board; provided however that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder. For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment, without an intervening period of separation, between the Company and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

      (k) “Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares on the New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

      (l) “ISO” means an Option that is also an incentive stock option granted pursuant to Section 5(d).

      (m) “Non-Employee Director” means a non-employee director of the Company who is not an employee of the Company or a Subsidiary.

      (n) “Other Stock-Based Awards” means awards granted pursuant to Section 8.

      (o) “Option” means a stock option granted pursuant to Section 5.

      (p) “Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 5(a).

      (q) “Outstanding Shares” means the number of Shares outstanding. For this purpose, the following shall not be taken into account in determining the number of Shares outstanding: (i) treasury Shares, (ii) the number of Shares issued pursuant to the terms of this Plan or the 1998 Plan as a result of the exercise of Options (net of any Shares used as payment for the exercise price of any Option) or Stock Appreciation Rights, and (iii) Restricted Stock or Other Stock Based Awards that have not been forfeited.

      (r) “Participant” means an employee, prospective employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

      (s) “Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 8(b).

      (t) “Plan” means the 2004 Stock Incentive Plan of WCI Communities, Inc., as amended from time to time. (u) “Restricted Stock” means any Share granted under Section 7.

      (v) “Shares” means shares of common stock of the Company.

      (w) “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 6.

      (x) “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

(a) (i) The total number of Shares that may be issued under the Plan is 6,500,000. On the first day of each calendar quarter during the term of the Plan, beginning with the third quarter of the 2004 calendar year, the total number of Shares that may be issued under the Plan shall be increased if necessary by an amount required to bring the total number of Shares available for Awards under the Plan to fifteen percent (15%) of the Outstanding Shares on the last day of the immediately preceding calendar quarter, but in no event shall the number of Shares issued under the Plan exceed fifteen percent (15%) of the total authorized shares of the Company on the Effective Date. The Shares issued hereunder may consist, in whole or in part, of authorized but unissued Shares or treasury Shares.

(ii) The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 500,000.

(iii) No more than 25% of the Shares that may be issued hereunder may be issued in the form of Restricted Stock or Other Stock Based Awards payable in Shares.

(iv) To the extent required by Section 422 of the Code the number of Shares available for grants of ISOs under the Plan and the 1998 Plan shall be limited to 6,500,000.

(b) The granting of Awards payable in Shares hereunder or the 1998 Plan, shall reduce the total number of Shares remaining available for issuance under this Plan. Shares related to Awards that are forfeited, terminated, settled in cash, cancelled or expire unexercised, as well as Shares used as payment for the exercise price of any Option (including by attestation) or in payment of withholding taxes and Shares subject to any Stock Appreciation Right that are not delivered to the Participant as a result of the exercise of such Stock Appreciation Right, shall immediately become available for Awards.

(c) No Awards shall be made under the Plan beyond ten years after the Effective Date, but the terms of Awards made on or before the expiration of the Plan may extend beyond such expiration.

4.	Administration

(a) The Plan shall be administered by the Committee, the members of which shall be “independent” in accordance with all applicable stock exchange or market listing requirements, and, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof. In addition, to the extent consistent with Rule 16b-3 under the Act, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company.

(b) Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the

Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(c) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.	Terms and Conditions of Options

      Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 5, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 5(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan, and such Shares have been issued hereunder.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such

Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option or pursuant to the other Award.

6.	Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 6 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

7.	Restricted Stock

(a) Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d) Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 7 may, at the discretion of the Committee, be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to a such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 8(b) below. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify.

8.	Other Stock-Based Awards

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The maximum amount of Other Stock-Based Awards that may be granted during a calendar year to any Participant shall be: (x) with respect to Other Stock-Based Awards that are denominated or payable in Shares, 500,000 Shares or (y) with respect to Other Stock-Based Awards that are not denominated or payable in Shares, $10,000,000.

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per

Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets and (xix) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.	Adjustments Upon Certain Events

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

(b) Change in Control. (i) In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

(ii) Notwithstanding any provision to the contrary in this Plan, on or after a Change in Control, upon (A) the involuntary termination of a Participant’s employment within one (1) year after a Change in Control for any reason other than a termination for cause (as defined in the applicable

Award agreement) or (B) a termination of employment within one (1) year after a Change in Control by the Participant for “Good Reason,” as defined below, all Awards not previously vested under the terms of the applicable Award agreement shall immediately vest in full and, if applicable, remain exercisable until the expiration of the then remaining term of the Award. The term “Good Reason” means, on or after a Change in Control, (i) any material reduction in Participant’s salary below the level of the Participant’s base salary immediately prior to the Change in Control or (ii) any material adverse change in Participant’s duties, title or responsibilities; provided, however, that Good Reason shall not be deemed to have occurred unless Participant gives the Company thirty (30) days written notice of such termination, and within such thirty (30) day period, the Company does not restore Participant’s base salary or restore Participant to the prior position, in which event Good Reason shall be deemed to have occurred at the time of the giving of such written notice.

10.	No Right to Employment or Awards

      The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

      Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

      The Board may amend or terminate the Plan, but no amendment or termination shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.	Treatment of Awards

      Absent express provisions to the contrary, and Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

15.	Choice of Law

      The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.	Effectiveness of the Plan

      The Plan, as amended and restated herein, shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company, and shall terminate immediately prior to the tenth anniversary of the Effective Date, subject to earlier termination by the Board pursuant to Section 13.

WCI COMMUNITIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – May 20, 2004

The undersigned hereby appoints Vivien N. Hastings Senior Vice President, Secretary and General Counsel, or in her absence James D. Cullen, Vice President and Associate General Counsel, or in his absence James P. Dietz, Senior Vice President and Chief Financial Officer, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and re-substitution, to attend the 2004 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Meeting”) and to vote as designated below, all the shares of Common Stock of WCI Communities, Inc. held of record by the undersigned on March 26, 2004. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF F. PHILIP HANDY, JERRY L. STARKEY AND KATHLEEN M. SHANAHAN FOR A THREE YEAR TERM EXPIRING IN 2007.

1.	ELECTION OF DIRECTORS.

NOMINEES:	F. PHILIP HANDY JERRY L. STARKEY KATHLEEN M. SHANAHAN

F. Philip Handy	☐	FOR	☐	WITHHOLD
Jerry L. Starkey	☐	FOR	☐	WITHHOLD
Kathleen M. Shanahan	☐	FOR	☐	WITHHOLD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE 2004 STOCK INCENTIVE PLAN.

2.	APPROVE THE 2004 STOCK INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	WITHHOLD

(continued and to be signed and dated on the other side)

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

Signature(s):

Date: